UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2012

GOLD AMERICAN MINING CORP.
(f.k.a.)
SILVER AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-147056 (Commission File Number)	35-2302128 (IRS Employer Identification No.)
10775 Double R Boulevard Reno, Nevada (Address of Principal Executive Offices)	89521 (Zip Code)

775-996-8200 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02  Termination of a Material Definitive Agreement.

Guadalupe Option Agreement

On February 21, 2012, Gold American Mining Corp. (the “Company”) terminated the definitive option agreement previously reported on the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2010 (the “Guadalupe Option Agreement”).

The Guadalupe Option Agreement was entered into as of April 26, 2010, with Yale Resources Ltd. (“Yale”) with respect to the Company’s acquisition of an exclusive option to purchase an undivided 90% interest in those two certain mining concessions in Zacatecas State, Mexico, covering approximately 282.83 hectares.

The Company determined that it would not exercise its option and has terminated the Guadalupe Option Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AMERICAN MINING CORP.,
a Nevada corporation

Dated: February 27, 2012	By:	/s/ Johannes Petersen
Name: Johannes Petersen
Title: Chief Executive Officer

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